     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 2001


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GENERAL MAGIC, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

               Delaware                             77-0250147
               --------                             ----------
     (State or other jurisdiction      (I.R.S. Employer Identification No.)
   of incorporation or organization)

                               420 N. Mary Avenue
                               Sunnyvale, CA 94085
                               -------------------
               (Address of principal executive offices) (Zip code)

                               GENERAL MAGIC, INC.
                    2000 NONSTATUTORY STOCK OPTION PLAN AND
                         NONPLAN STOCK OPTION AGREEMENTS
                       -----------------------------------
                            (Full title of the plan)

                               Kathleen M. Layton
                      President and Chief Executive Officer
                               General Magic, Inc.
                               420 N. Mary Avenue
                               Sunnyvale, CA 94085
                      -------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 774-4000.

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Title of Securities to be    Amount to    Proposed maximum    Proposed maximum
        registered               be        offering price        aggregate           Amount of
                            registered(1)    per share(2)     offering price(2)  registration fee(2)
--------------------------- ------------- ------------------ ------------------- -------------------
Common Stock, par value      6,585,000         $1.0517          $6,925,444.50        $1,731.36
$0.001

TOTALS                       6,585,000         $1.0517          $6,925,444.50        $1,731.36


----------------------

(1) Includes 3,500,000 shares to be registered under the 2000 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"), and 3,085,000 shares to be registered under nonplan stock option agreements attached as Exhibits
        4.19 through 4.27 (the "Nonplan Agreements").


(2) The proposed maximum offering price per share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to (i) 1,141,000 shares which are subject to outstanding options to purchase Common Stock under the Nonstatutory Plan and 3,085,000 shares which are subject to outstanding options to purchase Common Stock under the Nonplan Agreements, the proposed maximum offering price per share was estimated pursuant to Rule 457(h). The weighted average exercise price of the 1,141,000 shares subject to outstanding options under the Nonstatutory Plan is $0.9639. The weighted average exercise price of the 3,085,000 shares subject to outstanding options under the Nonplan Agreements is $1.2692. With respect to 2,359,000 shares of Common Stock available for future grant under the Nonstatutory Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on August 7, 2001, which average was $0.81. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        General Magic, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended 2000 as filed with the Securities and Exchange Commission on April 2, 2001.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c) The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements with its directors and officers provisions expanding the scope of indemnification beyond that specifically provided by the Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate was or is a director, officer or employee of the Company or any predecessor of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company or a predecessor of the Company. The Company's Bylaws also provide that the Company may enter into one or more agreements with any person that provides for indemnification greater or different than that provided in such Bylaws. The Company has entered into such indemnification agreements with its directors and officers.

        The Company maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        See also the undertakings set forth in response to Item 9 herein.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 6, 2001.

                                           General Magic, Inc.

                                           By: /s/ Kathleen M. Layton
                                               --------------------------------
                                               Kathleen M. Layton
                                               President and Chief Executive
                                               Officer

                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of General Magic, Inc. whose signatures appear below, hereby constitute and appoint Kathleen M. Layton their true and lawful attorney and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or her substitute(s), shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                  Title                            Date
      ---------                                  -----                            ----
/s/ Kathleen M. Layton               President, Chief Executive Officer
--------------------------           and Director (Principal Executive
Kathleen M. Layton                   Officer)                               August  6, 2001


/s/ David H. Russian                 Chief Financial Officer (Principal
--------------------------           Financial and Accounting Officer)      August  6, 2001
David H. Russian


/s/ Susan G. Swenson                 Chairman of the Board, Director        August  6, 2001
--------------------------
Susan G. Swenson

/s/ Elizabeth A. Fetter              Director                               August  6 2001
--------------------------
Elizabeth A. Fetter

/s/ Chester A. Huber, Jr.            Director                               August  6, 2001
--------------------------
Chester A. Huber, Jr.


/s/ Philip D. Knell                  Director                               August  6, 2001
--------------------------
Philip D. Knell


/s/ Tom D. Seip
--------------------------           Director                               August  6, 2001
Tom D. Seip

                                  EXHIBIT INDEX


4.1 Certificate of Incorporation of the Company dated March 14, 1994, is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 9, 1995 (File No. 33-87164)

4.2 Agreement and Plan of Merger dated January 30, 1995, between General Magic, Inc., a California corporation, and the Company is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 9, 1995 (File No. 33-87164)

4.3 Certificate of Amendment of Certificate of Incorporation of the Company dated January 30, 1995, is incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 9, 1995 (File No. 33-87164)

4.4 Certificate of Correction of the Certificate of Amendment of the Company dated February 24, 1995, is incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 25, 1996 (File No. 333-12667)

4.5 Certificate of Retirement and Elimination of Classes of Common Stock and Series of Preferred Stock of the Company dated February 24, 1995, is incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 11, 1997 (File No. 333-33329)

4.6 Certificate of Designation of Series A Convertible Preferred Stock of the Company dated February 26, 1998, is incorporated by reference to
        Exhibit 3.2 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 1, 1998 (File No. 333-51685)

4.7 Certificate of Designation of the 5 1/2% Cumulative Convertible Series B Preferred Stock of the Company dated March 3, 1998, is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 1, 1998 (File No. 333-51685)

4.8 Certificate of Merger of Netphonic Communications, Inc. into the Company dated March 6, 1998, is incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 4, 1999 (File No. 333-71781)

4.9 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company dated June 24, 1998, is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1998 (File No. 000-25374)

4.10 Certificate of Amendment to Certificate of Incorporation of the Company dated January 21, 1999, is incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 4, 1999
        (File No. 333-71781)

4.11 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company dated January 21, 1999, is incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 4, 1999 (File No. 333-71781)

4.12 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company dated March 30, 1999, is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 1999 (File No. 000-25374)

4.13 Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Company dated June 17, 1999, is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 16, 1999 (File No. 333-83075 )

4.14 Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of the Company dated September 9, 1999, is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 1999 (File No. 000-25374)

4.15 Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock of the Company dated December 7, 1999, is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2000 (File No. 000-25374)

4.16 Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock of the Company dated March 29, 2000, is incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2000 (File No. 000-25374)

4.17 Certificate of Amendment to Certificate of Incorporation dated June 23, 2000, is incorporated by reference to Appendix A to the Company's Definitive (14A) Proxy Statement filed with the Securities and Exchange Commission on May 12, 2000 (File No. 000-25374)

4.18 General Magic, Inc. 2000 Nonstatutory Stock Option Plan and forms of agreement adopted by the Board of Directors on July 27, 2000

4.19 Nonqualified Stock Option Agreement between the Company and Kathleen M. Layton granted January 2, 2001

4.20 Nonqualified Stock Option Agreement between the Company and Kathleen M. Layton granted January 2, 2001

4.21 Nonstatutory Stock Option Agreement between the Company and David H. Russian granted May 31, 2001

4.22 Nonstatutory Stock Option Agreement between the Company and David H. Russian granted May 31, 2001

4.23 Nonstatutory Stock Option Agreement between the Company and Mark D. Strumwasser granted April 23, 2001

4.24 Nonstatutory Stock Option Agreement between the Company and Mark D. Strumwasser granted April 23, 2001

4.25 Nonstatutory Stock Option Agreement between the Company and Pericles Haleftiras, Jr. granted April 27, 2001

4.26 Nonstatutory Stock Option Agreement between the Company and Pericles Haleftiras, Jr. granted April 27, 2001

4.27 Nonstatutory Stock Option Agreement between the Company and Steven Markman granted April 26, 2001

4.28 Third Amended and Restated Bylaws of the Company adopted by the Board of Directors of the Company on July 20, 2001

5       Opinion re legality

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of KPMG LLP

24 Power of Attorney (included in signature pages to this registration statement)